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                                                                      Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-47355 and 333-93401 on Form S-3 and Registration Statement Nos. 333-10149, 333-10153, 333-10157, 333-11037, 333-13187, 333-56607, 333-67619, 333-71113,
333-80775, 333-33696, 333-40530, 333-46512 and 333-46514 on Form S-8 of The
Dial Corporation of our report dated January 22, 2001, appearing in this Annual Report on Form 10-K of The Dial Corporation for the year ended December 31, 2000.

DELOITTE & TOUCHE LLP
Phoenix, Arizona

March 6, 2001